As Filed With the Securities and Exchange Commission on December 28, 2004
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             Registration Statement Under the Securities Act of 1934

                             Brookmeade Corporation
                 (Name of Small Business Issuer in Its Charter)

          NEVADA                                  8711                          90-0103473
(State or Other Jurisdiction of       (Primary Standard Industrial           (I.R.S. Employer
Incorporation or Organization)         Classification Code Number)          Identification No.)

 3620 Nile Street, San Diego, CA 92104                     (619) 200-5326
(Address of principal Executive Offices)             (Issuer's Telephone Number)

           Karen Batcher
  4190 Bonita Road, Bonita, CA 91902                       (619) 475-7882
(Name and Address of Agent for Service)                  (Telephone Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
   Title of each                                    Proposed maximum     Proposed maximum
 class of securities               Amount to be      offering price      aggregate offering        Amount of
  to be registered                  registered        per unit (1)          price (2)           registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock $.001 par value to
be sold by selling shareholders       450,000             $0.80             $  360,000              $ 42.37

Common Stock $.001 par value to
be sold by selling officer          1,000,000             $0.80             $  800,000              $ 94.16

Common Stock $.001 par value to
be sold by the company                250,000             $0.80             $  200,000              $ 23.54
----------------------------------------------------------------------------------------------------------------
TOTAL                               1,700,000             $0.80             $1,360,000              $160.07
================================================================================================================

(1) Fixed offering price was set by the selling shareholders until securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                       PROSPECTUS (Subject to completion)

                             BROOKMEADE CORPORATION

                        1,700,000 SHARES OF COMMON STOCK

This is our initial public offering. We are registering a total of 1,700,000 shares of our common stock. Of the shares being registered, 450,000 are being registered for sale by selling shareholders, 250,000 are being registered for sale by the company, and 1,000,000 shares are being registered (subject to Rule 144 restrictions) for sale by the company's officer. All of the shares being registered for sale by the company will be sold at a price per share of $0.80 for the duration of the offering. The selling shareholders will sell their shares at a price per share of $0.80 until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling officer may sell his shares at a price per share of $0.80 until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions - subject to Rule 144 restrictions.

We will not receive any proceeds from the sale of any of the 450,000 shares by the selling shareholders or the 1,000,000 shares of the officer. We will be selling all of the 250,000 shares of common stock we are offering as a self underwritten offering. There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us. This offering will terminate on the earlier of the sale of all of the 250,000 shares offered by the company or 180 days after the date of the prospectus.

There is no established public market for our common stock and we have arbitrarily determined the offering price. Our common stock is not currently listed or quoted on any quotation service. There can be no assurance that our common stock will ever be quoted or that any market for our stock will ever develop.

INVESTORS SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. None of these securities may be sold until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                                                                  Number
                            Underwriting      Per Share        Per Share         Per Share       of Shares
            Per Share      discounts and      Proceeds         Proceeds           Proceeds       Available
         Price to public    commissions      to Company     to Shareholders      to Officer      For Sale
         ---------------    -----------      ----------     ---------------      ----------      --------
             $0.80             $0.00         $   0.80         $   0.00          $   0.00           250,000
             $0.80             $0.00         $   0.00         $   0.80          $   0.00           450,000
             $0.80             $0.00         $   0.00         $   0.00          $   0.80         1,000,000

Total   $1,360,000             $0.00         $200,000         $360,000          $800,000         1,700,000

               The date of this Prospectus is ________ __, 2004.

                                TABLE OF CONTENTS

SUMMARY ....................................................................   3
OFFERING ...................................................................   3
RISK FACTORS ...............................................................   4
FORWARD LOOKING STATEMENTS .................................................   6
USE OF PROCEEDS ............................................................   6
DETERMINATION OF OFFERING PRICE ............................................   7
DIVIDEND POLICY ............................................................   9
SELLING SHAREHOLDERS .......................................................   9
AFFILIATED SHARES ..........................................................  11
PLAN OF DISTRIBUTION .......................................................  12
LEGAL PROCEEDINGS ..........................................................  14
DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS .........................  14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............  20
DESCRIPTION OF SECURITIES ..................................................  21
INTEREST OF NAMED EXPERTS AND COUNSEL ......................................  21
LEGAL MATTERS ..............................................................  21
SECURITIES ACT INDEMNIFICATION DISCLOSURE ..................................  21
ORGANIZATION IN THE LAST FIVE YEARS ........................................  22
DESCRIPTION OF BUSINESS ....................................................  22
PLAN OF OPERATION ..........................................................  29
DESCRIPTION OF PROPERTY ....................................................  31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .............................  31
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND
 OTHER SHAREHOLDER MATTERS .................................................  31
EXECUTIVE COMPENSATION .....................................................  32
FINANCIAL STATEMENTS .......................................................  32
CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL
 AND FINANCIAL DISCLOSURE ..................................................  32

SUMMARY

Brookmeade Corporation was incorporated in Nevada on December 30, 1999 for the purpose of marketing and selling its land surveying, civil engineering, urban design, and urban planning services to companies and government agencies seeking to improve urban life in cities throughout the United States. We are a development stage company with no revenues and have begun taking steps in furtherance of our business plan and our plan of operation. The principal executive offices are located at 3620 Nile Street, San Diego, CA 92104. The telephone number is (619) 200-5326.

We received our initial funding of $4,500 through the sale of common stock to investors from the period of August 25, 2003 until October 29, 2004. We offered and sold 450,000 common stock shares (post-split basis) at $0.10 per share to 45 non-affiliated private investors.

From inception until the date of this filing we have begun initial steps in furtherance of our operating activities. Our audited financial statements for the year ended December 31, 2003 and the 10 months ended October 31, 2004 report a cash balance of $4,422, no revenues and a cumulative net loss of $10,178.

OFFERING

Securities Being Offered     1,700,000 shares of common stock, 250,000 which we
                             are offering, 450,000 which are being offered by the selling shareholders, and 1,000,000 which are being offered by the company's officer - subject to Rule 144 restrictions. All shares will be offered at a price of $0.80 per share. This offering will terminate on the earlier of the sale of the 250,000 shares we are offering or 180 days after the date of the prospectus.

Price per Share              $0.80 as determined by the selling shareholders.
                             The selling shareholders will sell their shares at a fixed price per share of $0.80 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. The selling officer may sell his shares at a fixed price per share of $0.80 until our shares are quoted on the Over The Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions. All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.80 for the duration of the offering.

Securities Issued            1,450,000 shares of common stock are issued and
 and Outstanding             outstanding before the offering and 1,700,000 will
                             be outstanding after the offering.

Registration costs           We estimate our total offering registration costs
                             to be $5,000. If we experience a shortage of funds prior to funding, our director has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however, our director has no formal commitment or legal obligation to advance or loan funds to the company.

RISK FACTORS

This section includes all of the known material risk factors associated with this offering and investors in Brookmeade Corporation should carefully consider each prior to making an investment in our stock:

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE BEGUN TAKING STEPS IN FURTHERANCE OF OUR BUSINESS PLAN. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not earned any revenue. As we take additional steps in order to develop our business plan over the next twelve months, we predict we will not generate revenues while we continue to incur additional operating expenses. In the future, if we are unsuccessful in finding clients willing to pay for our services we will not be able continue operations.

OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN. OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. IF OUR BUSINESS PLAN FOR THE FUTURE IS NOT SUCCESSFUL, INVESTORS WILL LIKELY LOSE ALL OF THEIR INVESTMENT IN OUR STOCK.

     As described in Note 4 of our accompanying financial statements, our cumulative net loss of $10,178 to date and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with no revenues or profits.

BROOKMEADE HAS NO SALES, PROVEN MARKET, OR CONSUMER DEMAND. WITHOUT SIGNIFICANT USER DEMAND FOR OUR SERVICES, THE COMPANY COULD HAVE CONTINUED NEGATIVE CASH FLOW AND BE UNABLE TO REMAIN IN BUSINESS.

     The lack of a proven market for our services means that the true market for this service may be minor or nonexistent. This could result in little or no revenue.

OUR BUSINESS STRATEGY REQUIRES US TO RAISE CASH OF $200,000. WITHOUT THIS FUNDING, WE COULD REMAIN AS A DEVELOPMENT STAGE COMPANY WITH NO REVENUES OR PROFITS AND MAY BE ONLY PARTIALLY SUCCESSFUL OR COMPLETELY UNSUCCESSFUL IN IMPLEMENTING OUR BUSINESS PLAN, RESULTING IN OUR SHAREHOLDERS LOSING PART OR ALL OF THEIR INVESTMENT.

     We intend to raise $200,000 in funding (net of $195,000 after offering fees) in order to finance our operations. We believe the most likely source of our funding is through a future sale of common stock in order to complete our current business plan. We have not yet identified any specific individuals or entities needed to provide our funding. Without this funding, we could remain as a start-up company accomplishing only the initial phase of our operations. If we use equity capital as a source of funding, potential new shareholders may be unwilling to accept either the likely dilution of their per share value or the high level of risk involved with our unproven services. Without this funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.

OUR COMPETITORS, SUCH AS CIVITAS, HUTTON FORD ARCHITECTS AND SEMPLE BROWN DESIGN, HAVE BEEN IN BUSINESS LONGER THEN WE HAVE AND HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO. SHOULD WE BE UNABLE TO ACHIEVE ENOUGH MARKET SHARE IN OUR INDUSTRY, WE MAY EXPERIENCE LOWER LEVELS OF REVENUE THAN OUR BUSINESS PLAN ANTICIPATES.

     In our development stage, we will have size and market share disadvantages as we attempt to implement our marketing plan. We plan to market our services through a direct sales effort, our web site and through established channels such as industry associations, trade shows and referrals. Without sufficient sales volume, it is possible we may not become a competitive force in our industry.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange, however, we plan to contact a market maker to be quoted for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to obtain a quote for trading and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 69% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AFTER THE PROPOSED OFFERING OF SHARES BY THE COMPANY, HE WILL OWN 59% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act.

OUR DIRECTOR/OFFICER BENEFICIALLY OWNS 69% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK, AFTER THE PROPOSED OFFERING OF SHARES BY THE COMPANY, HE WILL OWN 59% OF THE OUTSTANDING SHARES. HE WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.

     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

VERNON FRANCK, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY FIVE TO SEVEN HOURS PER WEEK TO COMPANY MATTERS, AND AT THE SAME TIME, HE IS INVOLVED IN OTHER BUSINESS ACTIVITIES. BROOKMEADE'S NEEDS FOR HIS

TIME AND SERVICES COULD CONFLICT WITH HIS OTHER BUSINESS ACTIVITIES. THIS POSSIBLE CONFLICT OF INTEREST COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE BROOKMEADE'S AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

     Brookmeade has not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or may arise with Mr. Franck's services, however, Mr. Franck has verbally agreed to limit his role in all other business activities and devote full time services to Brookmeade after we raise sufficient capital and are able to provide officers' salaries per our business plan. Per our business plan, we have budgeted $5,000 per month for Mr. Franck's salary after we raise funds from our proposed offering.

OUR MANAGEMENT IS COMMITTED TO USE THE PROCEEDS FROM OUR PROPOSED OFFERING FOR THE BENEFIT OF THE COMPANY AND ADVANCING OUR BUSINESS PLAN, HOWEVER, SUCH USES MAY NOT YIELD A FAVORABLE RETURN.

     Management has committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond their control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses, such as compensation, in order to accommodate these unforseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders or our officer. If we sell all shares of common stock offered by the company in this prospectus, we will receive net proceeds of $195,000.

The table below shows how proceeds from this offering would be used during the twelve months after the offering based upon management's business plan estimates.

            Total shares offered                     250,000
            Percent of total shares offered              100%
            Shares sold                              250,000

            Gross proceeds from offering             200,000
            Less: offering expenses                    5,000
                                                     -------
            Net proceeds from offering               195,000

            Use of net proceeds
            Salaries                                  60,000
            Equip & Furniture                         38,000
            Website                                   18,000
            Marketing                                 34,000
            Travel                                    15,000
            Office expenses & supplies                30,000

The table below shows how proceeds from this offering would be used for scenarios where we sell various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth. These revised estimates are contingent upon reduced funding levels are based upon management's business plan estimates for the twelve months after receiving funding.

            Total shares offered                     250,000           250,000
            Percent of total shares offered               30%               60%
            Shares sold                               75,000           150,000

            Gross proceeds from offering              60,000           120,000
            Less: offering expenses                    5,000             5,000
                                                     -------           -------
            Net proceeds from offering                55,000           115,000

            Use of net proceeds
            Salaries                                  16,000            35,000
            Equip & Furniture                         11,400            22,800
            Website                                    5,400            10,800
            Marketing                                  9,700            20,400
            Travel                                     4,500             9,000
            Office expenses & supplies                 8,000            17,000

The amounts set forth above are estimates developed by our management for allocation of net proceeds of this offering based upon our current plans and prevailing economic and industry conditions and assumes that we are able to sell the number of the shares set forth in each column above. Although we do not currently contemplate material changes in the proposed use of proceeds set forth above, to the extent that our management finds that adjustments are required, the amounts shown may be adjusted among the uses indicated. Our proposed use of proceeds is subject to changes in general, economic and competitive conditions, timing and management discretion, each of which may change the amount of proceeds expended for the purposes intended, but any changes would be limited to making adjustments among the uses indicated. Changes in general, economic, competitive and market conditions and our financial condition would include, without limitation, the occurrence of a national economic slowdown or recession, a significant change in construction and urban renewal and the environment in which we operate, and regulatory changes in general. While our management is not currently aware of the existence or pending threat of any of the foregoing reasons, we provide no assurance that one or more of such events will not occur.

DETERMINATION OF OFFERING PRICE

The shareholders set the offering price of the common stock at $0.80 per share. The shareholders arbitrarily set the offering price based upon their collective judgment as to a price per share they were willing to accept. The price of $0.80 per share is a fixed price until the securities are listed on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

DILUTION

Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of common stock outstanding. Our net tangible book value at October 31, 2004 was $4,322 or $0.003 per share of common stock. Dilution per share represents the difference between the offering price of $0.80 per share and the net tangible book value per share of common stock, as adjusted, immediately after this offering.

Prior to the completion of the offering, our net tangible book value was $4,322. After giving effect to a 100% completion of the offering and after deducting offering expenses estimated to be $5,000, our pro forma net tangible book value will be $199,322 or $0.117 per share. This represents an immediate increase in pro forma net tangible book value of $0.114 per share to existing stockholders and an immediate dilution of $0.683 per share, or approximately 85% of the offering price, to investors purchasing shares of common stock in the offering, or should the offering be only 60% or 30% subscribed, the immediate dilution would be respectively 91% and 95%.

     Public offering Price per share                                  $0.80
     Net Tangible Book Value per share before offering                $0.003
     Increase Per Share attributable to sale of these shares          $0.114
     Pro-Forma Net Tangible Book Value after offering                 $0.117
     Dilution per share to Public Investors                           $0.683

The following table summarizes as of December 22, 2004, the number of shares purchased as a percentage of our total outstanding shares, the aggregate amount paid for such shares, the aggregate amount paid figured as a percentage of the total amount paid, and the average amount paid per share for such shares. For purposes of this table, the sale to the public of these shares is assumed to have taken place on December 22, 2004.

                                                         Total
                           Shares Purchased        Consideration Paid    Average
                          Number      Percent      Amount    Percent     Per Sh
                          ------      -------      ------    -------     ------

Existing Shareholders   1,450,000        85       $ 14,500      6.8      $0.01
New Investors             250,000        15       $200,000     93.2      $0.80
                        ---------      ----       --------     ----      ------
Total                   1,700,000       100       $214,500      100      $0.126

The following table sets forth the estimated net tangible book value ("NTBV") per share after the offering and the dilution to persons purchasing shares based upon various levels of sales of the shares being achieved.

     Shares outstanding prior to offering            1,450,000

     Total shares offered                              250,000         250,000
     Shares sold                                        75,000         150,000
     Public offering price                          $     0.80        $   0.80

     Per share increase attributable to
     new investors                                  $    0.036        $  0.072
     NTBV per share prior to offering               $    0.003        $  0.003
                                                    ----------        --------
     Post offering pro forma NTBV per share         $    0.039        $  0.075
     Dilution to new investors                      $    0.761        $  0.725
     Percent of dilution of the offering price              95%             91%

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering 450,000 shares of the common stock offered through this prospectus. The shares include the following:

1. 45,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to
     Section 4(2) as amended of the Securities Act of 1933 and completed on October 29, 2004; and
2. 405,000 shares of our common stock that the selling shareholders received pursuant to a 10 for 1 forward stock split (9 new shares for each existing share) executed November 8, 2004.

The following table provides as of December 22, 2004, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   The number of shares owned by each prior to this offering;
2.   The total number of shares that are to be offered for each;
3. The total number of shares that will be owned by each upon completion of the offering; and
4.   The percentage owned by each.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 1,450,000 shares outstanding on December 22, 2004.

                             Shares         Total of       Total        Percent
                           Owned Prior       Shares        Shares        Owned
     Name of                To This         Offered        After         After
Selling Shareholder         Offering        For Sale      Offering      Offering
-------------------         --------        --------      --------      --------
David Alpert                 10,000          10,000          0             0
Lisa Asaro                   10,000          10,000          0             0
Jefferson Barboni            10,000          10,000          0             0
Richard Bibo                 10,000          10,000          0             0
Leslie Bounds                10,000          10,000          0             0
Jose Cantoral                10,000          10,000          0             0
Francisco Granos Cervantes   10,000          10,000          0             0
Susana Barranco Contreras    10,000          10,000          0             0
Dan Costello                 10,000          10,000          0             0
Berta Davis                  10,000          10,000          0             0
Bill Decker                  10,000          10,000          0             0
Jesus Chacon Diaz            10,000          10,000          0             0
Eric Emlet                   10,000          10,000          0             0
Shadi Hanna                  10,000          10,000          0             0
Nichole Hudson               10,000          10,000          0             0
Alba Luz Ibarra              10,000          10,000          0             0
Magallanes Ibarra            10,000          10,000          0             0
Frank Ikeler                 10,000          10,000          0             0
Cynthia A. Jackson           10,000          10,000          0             0
Julia Lopez                  10,000          10,000          0             0
Marisol Heym Lopez           10,000          10,000          0             0
Martino Martinez             10,000          10,000          0             0
Fred McNorton                10,000          10,000          0             0
John Neel                    10,000          10,000          0             0
Ben Nitzberg                 10,000          10,000          0             0
Roberto Ortiz                10,000          10,000          0             0
Julian Perez                 10,000          10,000          0             0
Irma Bodillo Ramirez         10,000          10,000          0             0
Joe Risk                     10,000          10,000          0             0
Regina Guillin Rodriguez     10,000          10,000          0             0
Tricia Rosenkranz            10,000          10,000          0             0
Larry Samuels                10,000          10,000          0             0
Joseph SanFelippo            10,000          10,000          0             0
Scott Charles                10,000          10,000          0             0
Julie C. Sorey               10,000          10,000          0             0
Dan Stonesifer               10,000          10,000          0             0
Stephanie Strange            10,000          10,000          0             0
Deborah Sturch               10,000          10,000          0             0
Jeanette Talvy               10,000          10,000          0             0
William Talvy                10,000          10,000          0             0
Felipe Tapia                 10,000          10,000          0             0
Alejandro Torres             10,000          10,000          0             0
Sean West                    10,000          10,000          0             0
James Whitley                10,000          10,000          0             0
Anne Winton                  10,000          10,000          0             0

To our knowledge, none of the selling shareholders:

1. Has had a material relationship with Brookmeade other than as a shareholder as noted above at any time within the past three years;
2.   Has ever been an officer or director of Brookmeade; or
3.   Are broker-dealers or affiliated with broker-dealers.

AFFILIATE SHARES

The corporate officer named in this prospectus is registering 1,000,000 shares of common stock through this prospectus. These shares are subject to the restrictions of Rule 144 for sale of securities by affiliates (1). Mr. Franck does not have plans to sell any of his shares in the foreseeable future. The shares include the following:

1. 100,000 shares of our common stock that the board agreed to pay Mr. Franck on August 16, 2003 for administrative services and services related to the company's business plan that are subject to Rule 144 of the Securities Act of 1933; and
2. 900,000 shares of our common stock that the selling officer received pursuant to a 10 for 1 forward stock split (9 new shares for each existing share) executed November 8, 2004 that are subject to Rule 144 of the Securities Act of 1933.

The following table provides as of December 22, 2004, information regarding the beneficial ownership of our common stock held by our officer, including:

1.   The number of shares he owns prior to this offering;
2.   The total number of shares that are to be offered for him;
3. The total number of shares that he will own upon completion of the offering; and
4.   The percentage he owns.

                             Shares         Total of       Total        Percent
                           Owned Prior       Shares        Shares        Owned
     Name of                To This         Offered        After         After
Selling Shareholder         Offering        For Sale      Offering      Offering
-------------------         --------        --------      --------      --------
Vernon Franck              1,000,000       1,000,000          0             0

----------
1. The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

PLAN OF DISTRIBUTION

We will conduct the sale of the shares we are offering on a self-underwritten basis. This means that we do not have an underwriter and that we will sell the shares directly to investors. All the shares of our common stock that we are registering for sale by the company will be sold at a price per share of $0.80. There can be no assurance that we will sell all or any of the shares offered. We have no arrangements or guarantees that we will sell any shares. All subscription checks shall be made to the order of Brookmeade Corporation. Our offering will terminate on the earlier of the sale of all of the shares or 180 days after the date of the prospectus. We currently have not identified the person(s) who will be selling securities on behalf of our company. We currently have not determined a plan of how the company will solicit investors interested in purchasing our stock.

While we do not anticipate utilizing any registered securities broker-dealers in connection with any sales of the shares and have no arrangements to use any broker-dealers, we may, in our discretion, accept subscriptions for shares through broker-dealers that are members of the National Association of Securities Dealers, Inc. and are willing to, in connection with such sale, pay a commission of up to 10% of the price of each share sold. No officers or directors shall receive any commissions or compensation for their sales of the shares pursuant to the terms hereof.

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;
2.   in privately negotiated transactions; or
3.   in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.80. The price of $0.80 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. Brookmeade will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus. Brookmeade anticipates once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.80 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. Brookmeade cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. Brookmeade does not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be borne by the shareholder. The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, Brookmeade will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law. Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unlegended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of Brookmeade common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase Brookmeade common stock.

If the company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock". For the purposes relevant to Brookmeade, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Brookmeade is bearing all costs relating to the registration of the common stock. While we have no formal agreement to provide funding with our director, he has verbally agreed to advance additional funds in order to complete the registration statement process. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

LEGAL PROCEEDINGS

Brookmeade is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Brookmeade, whose one year term will expire on 03/15/05, or at such time as his successor(s) shall be elected and qualified is as follows:

Name & Address         Age      Position     Date First Elected     Term Expires
--------------         ---      --------     ------------------     ------------
Vernon Franck          45       President,        08/11/03            03/15/05
3620 Nile Street                Secretary,
San Diego, CA 92104             Director

The foregoing person may be deemed a "promoter" of Brookmeade, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been appointed and qualified.

The director and officer currently handles a minor amount of administrative functions devotes approximately 5-7 hours per week managing the business affairs of the company. He intends to work on a full time basis when we raise capital per our business plan.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

Vernon Franck

SUMMARY OF QUALIFICATIONS
Over 10 years experience of civil engineering and land surveying experience in San Diego with extensive experience in several discipline areas including civil engineering design, land surveying and mapping, urban planning and urban/environmental design, AutoCAD/LDD design and drafting and civil construction plan and survey map production. Knowledge of relevant design standards and practices; strong written and verbal communication skills.

ENGINEERING DESIGN
Civil site design, grading and drainage plans, parking lot design, roadway design, storm drain, sewer and water pipeline design, public school site repairs (City of San Diego), transit (bus/rail) station site design, sports facility site design, ADA access, bike path, rail trails, landscape and irrigation plans. Extensive construction layout calculations.

LAND SURVEYING AND MAPPING
Boundary and control surveys. Topographic mapping, GPS surveys, A.L.T.A. surveys, photogrammetry, GIS, remote sensing, construction staking and right of way mapping. Over 15 years surveying and mapping experience in San Diego County. Part chief experience on an extensive variety of field surveys. Boundary analysis, survey law and subdivision mapping background. Map and plat preparation, legal descriptions and construction layout calculations.

URBAN PLANNING / ENVIRONMENTAL DESIGN
Rail Trail Master Plans including base mapping, historical and cultural inventory, design guidelines, community focus meetings and master plan document preparation. Detailed design of multi-modal transit station expansion projects including site planning, right-of-way and topographic mapping, grading and drainage, layout of rail and bus platforms, ADA access, parking, hard scape, urban design elements and landscaping.

ENGINEERING SOFTWARE
AutoCAD 2000, Land Development Desktop, ArcView and others including GIS, image processing and photogrammetry packages. Development and implementation of CAD standards including manuals and training.

PROFESSIONAL REGISTRATION
1.   California Professional Land Surveyor # 7927.

PROFESSIONAL AFFILIATIONS
2.   California Land Surveyors Association, San Diego Chapter - Member
3.   American Congress of Surveying and Mapping - Member

COMMUNITY AFFILIATIONS
4.   Sushi Performance and Visual Art - Board of Directors
5.   Museum of Contemporary Art San Diego (Downtown) - TNT Advisory Panel
6.   North Park Community Association - Member
7.   San Diego AIA, Orchids and Onions Design Awards - Volunteer (1999,2000)

CIVIL DESIGN
SAN DIEGO CITY SCHOOLS - HYDRAULIC DAMAGE REPAIR PROJECT, SAN DIEGO, CA. Senior Designer responsible for oversight of several extensive school site repair projects including hydraulic damage assessment, base mapping, drainage design, slope repairs, wall repair and design, flatwork, stairway replacement and pavement design. Coordinated repairs with concurrent school improvement project engineers and architects. Compliance with City of San Diego standards for improvements within public right-of-way as well as the Division of the State Architect (DSA) requirements.

PALOMAR COMMUNITY COLLEGE - SPORTS FACILITY, SAN MARCOS, CA. - Senior Designer. Site for NCAA baseball facility and adjacent soccer and practice fields including mass and finished grading, drainage design, access driveway and parking lot design, ADA access and 800 L.F. water pipeline. Conducted field design surveys and topographic mapping. Coordinated civil design with lead landscape architect. Compiled all civil construction plans.

CITY OF SAN DIEGO - SEWER PUMP STATION 42 UPGRADE. - Senior Designer. Pump station upgrade, including motor/control expansion, new standby generator, complete electrical and mechanical equipment replacement, wet well rehabilitation, and new 1110 L.F. dual 6-inch force main.

CITY OF SAN DIEGO - SEWER PUMP STATION 36 REPLACEMENT. - Senior Designer. Duplex submersible pump station, new electrical service, relocate overflow, specifications, and cost estimate.

QUALCOMM STADIUM PARKING LOT ADA IMPROVEMENTS, SAN DIEGO, CA. - Senior Designer. Design of parking lot and accessibility improvements to bring the stadium into ADA compliance including over 200 ADA compliant parking stalls, 14 pedestrian ramps, accessibility paths, and new signage and striping.

PALOMAR COMMUNITY COLLEGE - PARKING LOT 7 ADA ACCESS IMPROVEMENTS PROJECT, SAN MARCOS, CA. - Senior Designer. Site design and plan preparation for parking lot and accessibility improvements to bring this area of the campus into ADA compliance. The project involved pavement removal and restoration, parking stall reconfiguration, striping and signage and a new accessible path connection to the campus.

OLIVENHAIN MUNICIPAL WATER DISTRICT WATER TREATMENT PLANT, ENCINITAS, CA. - Engineering Designer/Lead CAD Designer. Assisted with detailed site layout. Responsible for preparation of a 45-sheet civil plan set including site grading and drainage, utilities, roadway and improvement construction drawings for 4,200 LF of roadways, a 24,000 SF building site and complex utility layout and design.

OLIVENHAIN MUNICIPAL WATER DISTRICT WATER TREATMENT PLANT MASS GRADING, ENCINITAS, CA. - Engineering Designer/Lead CAD Designer. Assisted in the conceptual and preliminary WTP site layout. Responsible for preparation of civil plans including site grading, drainage and roadway construction drawings. Project involved extensive earth moving and blasting and extensive coordination with adjacent, concurrent projects.

SANTA ANA REGIONAL TRANSPORTATION CENTER, SANTA ANA, CA. - Lead CAD Designer responsible for the preparation of landscape and street scape improvement plans for a new parking structure at the Santa Ana Regional Transportation Center.

PALOMAR COMMUNITY COLLEGE INFRASTRUCTURE REPLACEMENT AND UPGRADE PROJECT, SAN MARCOS, CA. - Lead CAD Designer. Design and plan preparation for all major utility systems on a 198 -acre main campus: domestic water, fire service, irrigation, sanitary sewer, storm water, natural gas, electrical, telecommunications. Performed extensive field investigations to locate/identify existing utilities. ADA compliant hard scape design along utility corridors.

SWEETWATER AUTHORITY GROUNDWATER DEMINERALIZATION FACILITY, CHULA VISTA, CA - Lead Cad Designer responsible for detailed design and layout of civil site features, preparation of building site grading and improvement plans. This project involved the design and construction of a 4-mgd groundwater demineralization facility.

SURVEYING

* MTDB - MISSION VALLEY EAST TROLLEY EXTENSION, SAN DIEGO, CA. - Assistant Surveyor. Designed and performed high precision horizontal and vertical control surveys including SDSU tunnel convergence monitoring and alignment verification, SDSU campus terrain subsidence monitoring. Performed project-wide survey control accuracy verification and various construction check surveys.

* OMINTRANS FONTANA METROLINK STATION EXPANSION DESIGN, FONTANA, CA. - Lead CAD Designer and Assistant Surveyor. Responsible for site topographic mapping and boundary survey, site design including transit bus platform and driveway, grading, drainage, utility relocation, site features, urban design elements and landscaping, preparation of site plans and improvement plan drawings.

PLANNING
PACIFIC ELECTRIC INLAND EMPIRE TRAIL, SAN BERNARDINO COUNTY, CA. - Engineering designer assisted with the master planning of a 21 mile bicycle, equestrian and pedestrian trail system running through six cities along the former historic Pacific Electric Railway right-of-way including trail mapping, historical and cultural inventory, design guidelines, community focus meetings and document preparation. The 21-mile multi-purpose trail links cities from Claremont to Rialto(Los Angeles) along the famous Pacific Electric Railway line.

COUNTY OF ORANGE/ADA TITLE II SURVEY & TRANSITION PLAN, CA. - ADA Compliance Survey Team Leader. Responsible for State and Federal ADA accessibility compliance determination and non-compliance recommendations. Conducted field surveys including measurement and documentation of site access and appurtenant facilities located on public regional park, library and beach properties throughout the County of Orange.

CITY OF SAN LUIS OBISPO MULTI-MODAL TRANSPORTATION CENTER, SAN LUIS OBISPO, CA - Lead CAD Designer responsible for detailed design and layout of rail and bus platforms, parking, hard scape, urban design elements and landscaping of this multi-modal transit station expansion project. The transit station serves Amtrak trains, local buses, pedestrians, bicycles, and automobiles.

SAN LUIS OBISPO RAILROAD RECREATION TRAIL PHASE II, SAN LUIS OBISPO, CA. - Engineering Designer assisted with the site planning, conceptual and final alignment and plan processing of a Class I bicycle path.

EDUCATION

*    BA, Geography (Geographic Analysis); San Diego State University, 1996
*    AS, Land Surveying; Cuyamaca College, 1993
* *MA, Geography (Remote Sensing, Urban Geography, Environmental Design) San Diego State University (*pending)

SAN DIEGO STATE UNIVERSITY - GRADUATE RESEARCH ASSISTANT - KEY PROJECTS

USGS DOQQ DATA PACKAGING Digital image brightness/contrast normalization and water masking techniques ( to be applied prior to mosaic of entire county) for compression onto a single CD ROM. DOQQ national acquisition plan and availability research, with San Diego Data Processing Corp. for NASA.

SANDAG AND USGS DIGITAL ORTHO QUARTER-QUAD (DOQQ) GEORECTIFICATION - UTM to State Plane conversion of entire San Diego County image data set.

SOUTHERN CALIFORNIA EDISON AND SDG&E TECHNOLOGY ASSESSMENT PROJECT/HABITAT MONITORING - Implement and assess digital image acquisition, geo-rectification, orthorectification, and vegetation classification for temporal analysis of sensitive habitat. GPS survey techniques and reference data utilized.

GDE SYSTEMS SOFTCOPY PHOTOGRAMMETRY - Automated orthorectification, image draping (urban environment) and 3-D stereo "fly-through" generation.

AREAS OF EMPHASIS

CARTOGRAPHY
Cartographic Design, Automated Cartography (mapping software and digital data sources) cartographic analysis and computer map production and geographic problem solving.

GEOGRAPHIC INFORMATION SYSTEMS
GIS concepts and implementation at local, regional, national and global levels. Spatial analysis and modeling with GIS. GIS in planning, management, and research. Utilized ESRI, ArcInfo, ArcGrid, ArcPlot software. Virtual GIS implementation (3-D viewing, query and analysis of digital imagery integrated with GIS data).

REMOTE SENSING
Photogrammetric applications and techniques, airborne digital image acquisition, interpretation, analysis and processing; Land use change detection techniques; Image classification methods.

URBAN GEOGRAPHY / URBAN PLANNING / ENVIRONMENTAL DESIGN
Land use analysis, urbanization, location and spatial structure of cities, urban design, new urbanism (Kensington-City Heights Transect Project), public space and public art (InSite 97 project), environmental design (El Cajon Blvd Revitalization Project). Processes and techniques of land use planning. Projects include critical examination of urban design and public spaces in San Diego; Institutional frameworks and management of environmental and natural resources.

SCHOLARLY PUBLICATIONS
Bamberger, W., D.Stow, V. Franck et al. NEW PRODUCTS FROM DIGITAL
ORTHOPHOTOGRAPHIC QUADRANGLES USING DATA COMPRESSION: A PROJECT OF THE NASA AFFILIATED RESEARCH CENTER AT SDSU, San Diego Data Processing Corporation Partnership, January, 1998.

EMPLOYMENT HISTORY

* 8/98 - 3/03 - BOYLE ENGINEERING CORP. 7807 Convoy Court, Suite 200. San Diego, CA. 92111
     SENIOR DESIGNER, ASSISTANT LAND SURVEYOR
     Civil engineering design, land surveying and mapping, urban planning and environmental design, AutoCAD/LDD design, drafting and civil construction plan production. Project technical oversight.

* 1/97 - 3/99 - BERGGREN & ASSOCIATES 6046 Cornerstone Court West. San Diego, CA 92054 SURVEYOR (part time as needed)
     Control surveys and right of way mapping projects for various MTDB light rail projects. Civil design and architectural design support surveys (boundary and topographic). Construction Layout surveys.

* 3/95 - 1/97 - FRASER ENGINEERING 2191 El Camino Real Oceanside, CA 92054 SURVEYOR / ENGINEERING TECHNICIAN
     Civil / Survey AutoCAD drafting; civil improvement plan and survey map production.

*    10/93 - 2/95 - CANYON LAND SURVEYING 4061 Oceanside Blvd., Oceanside, CA
     92054
     SURVEYOR (PART TIME / AS NEEDED)
     Projects included construction staking calculation and layout of commercial building sites and subdivisions, A.L.T.A. surveys and other boundary and topographic mapping projects.

*    5/93 - 9/93 - BURKETT AND WONG ENGINEERS 3434 Fourth Ave., San Diego, CA
     92103
     SURVEYOR (temporary/ fixed duration contract)
     Tasks included construction layout calculations, and staking, topographic and boundary surveys. AutoCAD drafting of various mapping projects.

*    10/92 - 1/93 - SNIPES, DYE AND ASSOCIATES 3562 Grove St. Lemon Grove, CA
     91945
     SURVEYOR
     Performed extensive control survey for CALTRANS photogrammetry/aerial mapping project.

*    5/90 - 1/92 - RESOURCE DEVELOPMENT CORP 523 Encinitas Blvd. Encinitas, CA
     92024
     SURVEYOR / MAPPING TECHNICIAN
     Responsible for all field and office surveying/mapping projects. Duties included field surveys, map and plan preparation, calculations, drafting, research, project management, and all related field survey functions.

* 11/89 - 5/90 STEEN, MCCOLL AND ASSOCIATES 8580 La Mesa Blvd. La Mesa, CA SURVEY CHAINMAN / MAPPING TECHNICIAN
     Construction layout calculations and staking of all phases of a 300 lot residential subdivision as well as boundary, topographic and control surveys.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Brookmeade's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of Brookmeade's common stock through the most current date - December 22, 2004:

Title of           Name &                         Amount &               Percent
 Class             Address                    Nature of owner             Owned
 -----             -------                    ---------------             -----
Common         Vernon Franck                    1,000,000 (a)              69%
               3620 Nile Street
               San Diego, CA 92104

Total Shares Owned by Officers &
 Directors as a Group                           1,000,000                  69%

----------
(a) Mr. Franck received 100,000 shares of the company's common stock on August 16, 2003 for administrative services and services related to the company's business plan. Mr. Franck received 900,000 shares of our common stock pursuant to a 10 for 1 forward stock split (9 new shares for each existing share) executed November 8, 2004.

DESCRIPTION OF SECURITIES

Brookmeade's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock, .001 par value per share. There is no preferred stock authorized. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of Brookmeade, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption with respect to such shares.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL MATTERS

Karen Batcher, our independent counsel, has provided an opinion on the validity of our common stock.

SECURITIES ACT INDEMNIFICATION DISCLOSURE

Brookmeade's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION IN THE LAST FIVE YEARS

Brookmeade Corporation was incorporated in Nevada on December 30, 1999. In August of 2003 the board of directors voted to seek capital and developed our business plan. During August 2003 through October 2004 we received our initial funding through the sale of common stock to 45 non-affiliated private investors.

DESCRIPTION OF BUSINESS

FORM AND YEAR OF ORGANIZATION

Brookmeade Corporation was incorporated in Nevada on December 30, 1999 to market and sell its land surveying, civil engineering, urban design, and urban planning services to companies and government agencies seeking to improve urban life in cities throughout the United States. In furtherance of our plan of operations we have taken the following steps: developed our business plan, secured our domain name at www.brookmeade.biz, and initiated the first phase of our website. We are a development stage company with no revenues or profits.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Brookmeade Corporation plans to market and sell its urban design, land surveying, civil engineering, and urban planning services to companies, and government agencies seeking to improve urban life in cities throughout the United States. We will provide civil engineering, urban design, land surveying, mapping, urban planning, environmental planning, drafting, and survey map production services to companies, and organizations seeking to outsource those functions. We will identify and target our client base through industry contacts, trade associations, trade publications, and conferences.

Our firm will focus upon urban design, urban planning, and urban renewal services. We will seek to implement our services with groups that are planning communities with a "new urbanist" design style. New urbanist design is really old urbanism. New urbanism is an civil engineering design style based upon how towns and cities were designed prior to World War II. They were created with a town center, and most, if not all, essential goods and services were accessible, and available within walking distance. Since World War II, cities and towns have been designed for automobile usage not pedestrian scale traffic.

People are moving back to the cities. "The 2000 Census marked a turning point for many cities in America. For the first time in decades, the data showed people moving into, not out of the city (September 17th, 2003 CNN.com)." Our services will be offered to our clients with an urban renewal agenda. Our emphasis is the creation, and preservation, of what are called "authentic neighborhoods." Authentic neighborhoods are the model for urban renewal. The characteristics of authentic neighborhoods are; car use is optional, measurable in walking distances, conserves wildlife habitats and farmland, vertical zoning, legible public spaces, financed and constructed incrementally, has "founders," memorable and lasting, tends to reduce; crime, pollution, poverty, infrastructure costs, sameness, traffic, while increasing; community character, affordable housing, diversity, cultural choices and accessibility. Some example cities with these characteristics are; Savannah, Nantucket, and Charleston. Our company will seek clients with plans for the creation of new urban centers.

Since 1945 the housing trend has been to develop suburban communities or what is otherwise known as "conventional or suburban sprawl." Conventional sprawl is characterized by high traffic, pollution, high infrastructure costs, sameness, and crime. Conventional sprawl also reduces; community character, affordable housing, diversity and cultural choices. Conventional sprawl's characteristics are; segregation of uses into pods, car dependency due to distances, consumes wildlife habitats and farmland, measurable in car trips, financed and constructed all at once, has developers, forgettable and disposable. Up until 1925, United States real estate was developed in the form of compact, multi-cultural, mixed-use neighborhoods that sought to provide access to goods and services to all residents. Trends began to change towards conventional sprawl with the ascension of the automobile. Conventional sprawl replaced traditional neighborhoods with a rigorous separation of uses. The majority of Americans now live in suburban communities built within the last 50 years.

Conventional suburban sprawl carries a high price because it lacks a town center and pedestrian scale. Conventional sprawl consumes large areas of land even when the population grows slowly. Because of the long distances characterized by this type of urban design, our automobile dependency has soared and the quality of life has dropped. Those who cannot drive are severely hampered in their mobility. The working poor living in suburban neighborhoods spend large portions of their incomes purchasing and maintaining cars. Those that are able to afford these costs spend between 10-20 hours per week in traffic commuting to and from work and they drive long distances just to purchase life's essentials. The U.S. landscape is now dominated by strip malls, auto-oriented civic and commercial buildings, and subdivisions without character or beauty. We will target real estate developers and city planners interested in designing future towns and cities, or renovating current towns and cities, with a new urbanist design style rather than with a conventional sprawl style.

New urbanism is having an impact on communities. It is a natural reaction to conventional sprawl and its drawbacks. There are new towns, villages, and neighborhoods planned or under construction utilizing the design principles of new urbanism. Architects, city planners, and developers, are creating new communities, and renovating old ones based upon the belief that returning to the authentic neighborhood is essential to improving the current, and the future, quality of life in cities and towns. There are also real estate developers adopting new urbanist design principles, and integrating them into conventional design projects. These developments are called hybrids. With the expansion of new urbanist design we believe the need for the company's services should grow.

New urbanism borrows from urban design concepts that have been practiced throughout history. It is a transit-oriented development style with a town center as the hub of the community. It does not, however, merely replicate old communities. Houses, condominiums, and apartments must provide the modern living spaces, and the amenities, which today's consumers demand. They must also provide access to public transportation, civic services, and public use spaces. Stores and businesses must still provide parking and modern floor plans. With the proper design, large office spaces, light industrial spaces, and even large retail buildings can be accommodated in a walkable authentic neighborhood. This style maintains a walkable, human-scale neighborhood, while providing the modern residential and commercial spaces needed for today's communities to function properly.

These are the principles of our firms design style:

*    The neighborhoods have a discernible center.
*    Most of the dwellings are within a 5 minute walk of the town center.
* A variety of dwelling types are available such as; houses, rowhouses, condominiums, and apartments.
*    Shops and offices are at the edge of the neighborhood.
*    A small ancillary building is permitted in the backyard of each house.
* An elementary school is close enough for most children to be able to walk to school from their home.
*    Small playgrounds are near every dwelling.
* The neighborhood streets are a connected network, which disperses traffic by providing a variety of pedestrian, public transportation, and vehicular routes to any destination.
*    The streets are relatively narrow and shaded by rows of trees.
* The buildings in the center of the neighborhood are placed close to the street.
* Parking lots and garage doors rarely face the street. A parking lot is located in the rear of commercial buildings, and is usually accessible by an alley.
* Prominent locations are reserved for street vistas, or are reserved for civic buildings. These provide sites for community meetings, education, religious, or cultural activities.
*    The neighborhood is organized to be self governing.

Our firm will emphasize these principles with our clients. Target projects will include infill projects for existing urban areas, and redevelopment projects for current neighborhoods, including public housing projects. The market for this style of design is expanding because first time home buyers want walkable, compact neighborhoods, rather than a large home on a large lot. With retirees and empty nesters, the most affluent demographic, the demand for walking distance to shopping and other services should be significant. We believe this market is under served. Our firm intends to fill the urban design consulting needs of designers, and planners, serving this market.

Our services will be sold through direct sales efforts, our web site, and through industry associations, conferences, and referrals.

We have taken the following steps to further our business plan:

We have secured our domain name and the first phase of our web site is functioning at www.Brookmeade.biz

We have identified the building associations, professional organizations, publications, and conferences we intend to market our services at. The building associations we intend to join to network and market our services are the:
California Building Industry Association, and National Town Builder's Association. The professional organizations we will join are the: Congress on the New Urbanism, and the American Planning Association. We intend to advertise and subscribe to New Urban News, and Planning Magazine to further our marketing efforts. We intend to travel to the following conferences to promote our services: Congress on the New Urbanism in Pasadena, California June 2005, and the American Planning Association Annual Conference March 19-23, 2005 in San Francisco, California.

We intend to raise $195,000, net of offering costs, in order to continue our business plan steps to the point that we begin sales. Our business plan goals include securing funding by April 2005 and then taking the following steps over the succeeding eight months as follows:

May 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. We will purchase computers, printers, office equipment, and furniture for a one time total of $35,000. Begin site design at a cost of $3,000 per month. Hire a bookkeeper at a cost of $2,000 per month. Begin our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Hire an administrative assistant at a cost of $2,500 per month.

June 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,000 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

July 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,000 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

August 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,000 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

September 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month.

Bookkeeping services at a cost of $2,000 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

October 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,500 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

November 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,500 per month. Continue our advertising efforts at a cost of $5,000 per month. Travel to conferences to promote our services at a cost of $2,500 per month. Administrative assistant at a cost of $2,500 per month.

December 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,500 per month. Continue our advertising efforts at a cost of $5,000 per month. Travel to conferences to promote our services at a cost of $2,500 per month. Administrative assistant at a cost of $2,500 per month. Total eight month projected expenditures of $195,000.

We plan to achieve all of our business plan goals, however, there is no guarantee we will be successful in implementing our business plan. We have a budget of $195,000 to continue implementing our business plan. We intend to raise $195,000, net of offering costs, in order to meet our overall business plan goals. If we receive partial funding we would continue in a reduced capacity by possibly modifying our business plan and achieving our goals at a slower pace while we seek additional funding sources. We believe the most likely source of our funding is through a future sale of common stock in order to complete our current business plan, however, we have not identified or taken any steps to identify any person or other entity concerning the sales of our securities.

Although Brookmeade intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. If we are incapable of executing our business plan we would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering the leads generated on our web site or through other efforts to other firms. We could continue making progress on our business plan by developing alternatives such as limiting the scope of the services we offer clients to reduce costs, adjusting or reducing our marketing costs, or reducing the costs for the development of our web site, and adjusting our timeline for the delivery of our services. If only partial funding is received we intend to follow our twelve month time frame, but in a reduced capacity. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of services we offer, number of clients we handle, reduce our marketing efforts, and adjust our general overhead to any partial funding conditions. We could reduce or eliminate salaries, postpone furniture purchases, and reduce the number of computers purchased. In a partial funding scenario we would seek to expand our website design and begin our marketing efforts while seeking to eliminate other costs.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

Brookmeade plans to utilize its management's background to market our services through direct sales efforts, our web site, and through established channels such as; industry associations, trade conferences, and referrals. Initial clients for our services will come from our directors network of contacts later to be expanded through increased marketing efforts. We will create and maintain relationships with construction associations, boards, companies, and individuals to generate sales. Architectural and engineering informational web sites seeking to provide referrals to their users will also be targeted.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS OR SERVICES

Brookmeade has no new product or service planned or announced to the public.

COMPETITION AND COMPETITIVE POSITION

Brookmeade's competitors have longer operating histories, larger customer bases, and greater brand recognition than Brookmeade Corporation. A few of our competitors are Civitas, Hutton Ford Architects, Semple Brown Design. We are not aware of any significant barriers to Brookmeade's entry into the land surveying, civil engineering, urban design, and urban planning services market, however, at this time, we have no sales or share of this market.

SUPPLIERS AND SOURCES OF RAW MATERIALS

We do not require suppliers or sources of raw materials for our business.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Brookmeade will not depend on any one or a few major customers. We intend to sell land surveying, civil engineering, urban design, and urban planning services to companies and government agencies seeking to improve urban life in cities throughout the United States.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We own our Internet domain name at www.brookmeade.biz. We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

Brookmeade is not required to apply for or have any government approval for its services.

EFFECT OF GOVERNMENTAL REGULATIONS ON THE COMPANY'S BUSINESS

Brookmeade will be subject to federal laws and regulations that relate directly or indirectly to its operations. We will be subject to common business and tax rules and regulations pertaining to the operation of our business in the State of California.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

Brookmeade has not expended funds for research and development costs since inception.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

Environmental regulations have had no materially adverse effect on Brookmeade's operations to date, but no assurance can be given that environmental regulations will not, in the future, result in a curtailment of service or otherwise have a materially adverse effect on our business, financial condition or results of operation. To the extent that laws are enacted or other governmental action is taken that imposes environmental protection requirements that result in increased costs, the business and prospects of Brookmeade could be adversely affected.

NUMBER OF EMPLOYEES

Brookmeade's only current employee is its officer who devotes 5-7 hours per week to manage the affairs of the company. The officer intends to work on a full time basis when Brookmeade raises capital per its business plan. Our business plan calls for hiring three new full-time employees during the next twelve months.

REPORTS TO SECURITIES HOLDERS

We provide an annual report to our shareholders that includes audited financial information. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Act of 1933 and the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PLAN OF OPERATION

Brookmeade's current cash balance is $4,422. We believe this cash balance along with a verbal commitment from our officer to provide additional funds will be sufficient to sustain our current level of administrative and operating expenses over the next twelve months. We have raised $4,500 from the sale of our common stock. From inception until the date of this filing we have had no revenues and we have incurred a net loss of $10,178.

The report of our Independent Registered Public Accounting Firm states due to our net loss and limited operations, there is substantial doubt as to our ability to continue as a going concern. In order to continue as a going concern and advance our business plan beyond our current level of activity, we plan to raise additional net funds of $195,000 through the sale of our equity securities. Our plan is to raise these funds by April 2005. If we are unsuccessful at securing additional funding by April 2005, we intend to rely upon our officer's verbal commitment to provide funding for our current level of administrative and operating expenses and adjust our twelve month business plan timeline forward for delivering our services until all of our funding is secured.

After receiving funding by April 2005 our plan of operations includes:

May 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. We will purchase computers, printers, office equipment, and furniture for a one time total of $35,000. Begin site design at a cost of $3,000 per month. Hire a bookkeeper at a cost of $2,000 per month. Begin our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Hire an administrative assistant at a cost of $2,500 per month.

June 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,000 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

July 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,000 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

August 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,000 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

September 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month.

Bookkeeping services at a cost of $2,000 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

October 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,500 per month. Continue our advertising efforts at a cost of $3,000 per month. Travel to conferences to promote our services at a cost of $1,000 per month. Administrative assistant at a cost of $2,500 per month.

November 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,500 per month. Continue our advertising efforts at a cost of $5,000 per month. Travel to conferences to promote our services at a cost of $2,500 per month. Administrative assistant at a cost of $2,500 per month.

December 2005 - $2,000 per month for rent, $500 per month for phone, $200 per month for utilities, $800 per month for postage and supplies, $5,000 per month for executive salaries. Continue site design at a cost of $3,000 per month. Bookkeeping services at a cost of $2,500 per month. Continue our advertising efforts at a cost of $5,000 per month. Travel to conferences to promote our services at a cost of $2,500 per month. Administrative assistant at a cost of $2,500 per month. Total eight month projected expenditures of $195,000.

In order to complete all of our current business plan goals over the next twelve months, we need to receive additional funding. We intend to use this additional funding to provide cash needed to complete our business plan during the next twelve months as cash flow from sales is not estimated to begin until after the fourth quarter of 2005. We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget, longer than anticipated lead time necessary for us to complete our marketing plan, and a shortfall of funding due to our inability to raise capital. If no funding is received from our offering, we will be have to rely upon the verbal commitment of our officer to provide funding solely to provide for our current level of administrative and operating expenses. Neither our director nor our shareholders have any formal commitments, arrangements or legal obligation to advance or loan funds to Brookmeade. To date, there have been no loans by the director to Brookmeade and no negotiated material terms or agreed upon amounts.

Should we receive only partial funding we intend to follow our twelve month time frame, but in a reduced capacity. We could modify our business plan to implement our plan over a longer timetable or reduce the scope of services offered. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of services we offer, number of clients we handle, reduce our marketing efforts, and adjust our general overhead to any partial funding conditions. We could reduce or eliminate salaries, postpone furniture purchases, and reduce the number of computers purchased. In a partial funding scenario we would seek to expand our website design and begin our marketing efforts while seeking to eliminate other costs.

DESCRIPTION OF PROPERTY

Brookmeade's principal executive office address is 3620 Nile Street, San Diego, CA 92104. The principal executive office and telephone number are provided by the officer of the corporation. The office is used by the officer for other business interests and is estimated to be sufficient for our business needs until such time as we receive funding and begin hiring employees. We consider our current principal office space arrangement adequate until such time as we achieve our business plan goal of raising capital and then begin hiring new employees per our business plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Vernon Franck, the officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

The board agreed to pay Mr. Franck 100,000 shares of the company's common stock for services related to the company's business plan. The stock was valued at $0.10 per share. Mr. Franck received 900,000 shares of our common stock pursuant to a 10 for 1 forward stock split (9 new shares for each existing share) executed November 8, 2004.

Mr. Franck, our sole officer and director, is the only "promoter" of Brookmeade, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Brookmeade plans to contact a market maker to obtain a quotation for trading on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network which provides information on current "bids" and "asks" as well as volume information. As of the date of this filing, there have been no discussions or understandings between Brookmeade or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of December 22, 2004, Brookmeade had 46 shareholders of record. We have paid no cash dividends and have no outstanding options.

Pursuant to this registration statement the company is seeking to register 450,000 shares held by 45 non-affiliated shareholders, 250,000 shares offered by the company and 1,000,000 shares held by our officer and director holds a total of 1,000,000 (subject to Rule 144 restrictions).

EXECUTIVE COMPENSATION

Brookmeade's current officer receive no compensation. The current Board of Directors is comprised of only Mr. Vernon Franck.

                           Summary Compensation Table

                                              Other
Name and                                     Annual       Restricted                            All Other
Principal                                    Compen-        Stock        Options       LTIP      Compen-
Position      Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------      ----    ---------   --------   ---------    -----------     -------   ----------  ---------
V. Franck     2002       -0-        -0-         -0-           -0-           -0-        -0-        -0-
President     2003       -0-        -0-         -0-           -0-           -0-        -0-        -0-

There are no current employment agreements between the company and its executive officer.

The board agreed to pay Mr. Franck for administrative services and services related to the company's business plan 100,000 shares of the company's common stock on August 16, 2003. The stock was valued at $0.10 per share. Mr. Franck received 900,000 shares of our common stock pursuant to a 10 for 1 forward stock split (9 new shares for each existing share) executed November 8, 2004. The terms of these stock issuances were as fair to the company, in the board's opinion, as could have been made with an unaffiliated third party.

The officer currently devotes 5-7 hours a month to manage the affairs of the company. The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officer and board of directors have the responsibility to determine the timing of remuneration for key personnel. Per our business plan, if we are successful in rasing funds from our proposed offering, we have verbally agreed to pay our officer a $5,000 per month salary.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of Brookmeade in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

FINANCIAL STATEMENTS

The audited financial statements of Brookmeade for the years ended December 31, 2003 and 2002, and the 10 months ended October 31, 2004, and related notes which are included in this offering have been examined by Armando C. Ibarra, CPA, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING CONTROL AND FINANCIAL DISCLOSURE

None.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                Members of the Better Business Bureau since 1997


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Brookmeade Corporation
(A Development Stage Company)

We have audited the accompanying balance sheets of Brookmeade Corporation (A Development Stage Company) as of October 31, 2004 and December 31, 2003, and the related statements of operations, changes in stockholders' equity, and cash flows for the ten months then ended October 31, 2004, 2003, the year ended December 31, 2003, and for the period of December 30, 1999 (inception) to October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2004 and December 31, 2003, and the results of its operations and its cash flows for ten months then ended October 31, 2004, 2003, the year ended December 31, 2003, and for the period of December 30, 1999 (inception) to October 31, 2004, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2d to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, C.P.A.
--------------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
December 3, 2004

                             BROOKMEADE CORPORATION
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                        As of              As of
                                                                      October 31,        December 31,
                                                                         2004               2003
                                                                       --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $  4,422           $    742
                                                                       --------           --------
TOTAL CURRENT ASSETS                                                      4,422                742
                                                                       --------           --------

      TOTAL ASSETS                                                     $  4,422           $    742
                                                                       ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Loan payable                                                         $    100           $     --
                                                                       --------           --------
TOTAL CURRENT LIABILITIES                                                   100                 --
                                                                       --------           --------

      TOTAL LIABILITIES                                                $    100           $     --

STOCKHOLDERS' EQUITY
  Common stock, ($.001 par value, 50,000,000 shares
   authorized; 1,450,000 and 1,080,000 issued and outstanding as
   of October 31, 2004 and December 31, 2003, respectively.)              1,450              1,080
  Additional paid-in capital                                             13,050              9,720
  Deficit accumulated during development stage                          (10,178)           (10,058)
                                                                       --------           --------
TOTAL STOCKHOLDERS' EQUITY                                                4,322                742
                                                                       --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $  4,422           $    742
                                                                       ========           ========

                       See Notes to Financial Statements

                             BROOKMEADE CORPORATION
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                                          December 30, 1999
                                       Ten Months        Ten Months                         (inception)
                                         Ended             Ended          Year Ended          through
                                       October 31,       October 31,      December 31,       October 31,
                                         2004              2003              2003              2004
                                      -----------       -----------       -----------       -----------
REVENUES                              $        --       $        --       $        --       $        --

OPERATING COSTS
  Administrative expenses                     120            10,017            10,058            10,178
                                      -----------       -----------       -----------       -----------
TOTAL OPERATING COSTS                         120            10,017            10,058            10,178
                                      -----------       -----------       -----------       -----------

NET INCOME (LOSS)                     $      (120)      $   (10,017)      $   (10,058)      $   (10,178)
                                      ===========       ===========       ===========       ===========

BASIC EARNINGS (LOSS) PER SHARE       $     (0.00)      $     (0.05)      $     (0.03)
                                      ===========       ===========       ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING              1,199,246           211,096           386,658
                                      ===========       ===========       ===========

                       See Notes to Financial Statements

                             BROOKMEADE CORPORATION
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
           From December 30, 1999 (inception) through October 31, 2004
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                                         Common       Additional      During
                                         Common          Stock         Paid-in      Development
                                         Stock           Amount        Capital         Stage          Total
                                         -----           ------        -------         -----          -----
Beginning balance                              --       $     --       $    --       $     --       $     --

Net lncome,  December 31, 1999                                                             --             --
                                       ----------       --------       -------       --------       --------
BALANCE, DECEMBER 31, 1999                     --             --            --             --             --
                                       ==========       ========       =======       ========       ========
Net lncome,  December 31, 2000                                                             --             --
                                       ----------       --------       -------       --------       --------
BALANCE, DECEMBER 31, 2000                     --             --            --             --             --
                                       ==========       ========       =======       ========       ========
Net lncome,  December 31, 2001                                                             --             --
                                       ----------       --------       -------       --------       --------
BALANCE, DECEMBER 31, 2001                     --             --            --             --             --
                                       ==========       ========       =======       ========       ========
Net lncome,  December 31, 2002                                                             --             --
                                       ----------       --------       -------       --------       --------
BALANCE, DECEMBER 31, 2002                     --             --            --             --             --
                                       ==========       ========       =======       ========       ========
Stock issued on August 16, 2003
for cash @ $0.10 per share              1,000,000          1,000         9,000                        10,000

Stock issued on October 31, 2003
for cash @ $0.10 per share                 50,000             50           450                           500

Stock issued on December 31, 2003
for cash @ $0.10 a share                   30,000             30           270                           300

Net loss, December 31, 2003                                                           (10,058)       (10,058)
                                       ----------       --------       -------       --------       --------
BALANCE, DECEMBER 31, 2003              1,080,000          1,080         9,720        (10,058)           742
                                       ==========       ========       =======       ========       ========
Stock issued on April 30, 2004
for cash @ $0.10 per share                 60,000             60           540                           600

Stock issued on May 24, 2004
for cash @ $0.10 per share                 60,000             60           540                           600

Stock issued on June 15, 2004
for cash @ $0.10 per share                100,000            100           900                         1,000

Stock issued on October 29, 2004
for cash @ $0.10 per share                150,000            150         1,350                         1,500

Net loss, October 31, 2004                                                               (120)          (120)
                                       ----------       --------       -------       --------       --------
BALANCE, OCTOBER 31, 2004               1,450,000       $  1,450       $13,050       $(10,178)      $  4,322
                                       ==========       ========       =======       ========       ========

                       See Notes to Financial Statements

                             BROOKMEADE CORPORAITON
                          (A Development Stage Company)
                            Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                                 December 30, 1999
                                                 Ten Months       Ten Months                        (inception)
                                                   Ended            Ended          Year Ended        through
                                                 October 31,      October 31,      December 31,     October 31,
                                                    2004             2003             2003             2004
                                                 -----------      -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                              $      (120)     $   (10,017)     $   (10,058)     $   (10,178)
  Increase (decrease) in loans payable                   100               --               --              100
  Common stock issued for services                        --           10,000           10,000           10,000
                                                 -----------      -----------      -----------      -----------
     NET CASH PROVIDED BY (USED IN) OPERATING
      ACTIVITIES                                         (20)             (17)             (58)             (78)

CASH FLOWS FROM INVESTING ACTIVITIES

     NET CASH PROVIDED BY (USED IN) INVESTING
      ACTIVITIES                                          --               --               --               --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                               370               50               80              450
  Additional paid in capital                           3,330              450              720            4,050
                                                 -----------      -----------      -----------      -----------
     NET CASH PROVIDED BY (USED IN) FINANCING
      ACTIVITIES                                       3,700              500              800            4,500
                                                 -----------      -----------      -----------      -----------

NET INCREASE (DECREASE) IN CASH                        3,680              483              742            4,422

CASH AT BEGINNING OF PERIOD                              742               --               --               --
                                                 -----------      -----------      -----------      -----------
CASH AT END OF PERIOD                            $     4,422      $       483      $       742      $     4,422
                                                 ===========      ===========      ===========      ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
  Interest paid                                  $        --      $        --      $        --      $        --
                                                 ===========      ===========      ===========      ===========
  Income taxes paid                              $        --      $        --      $        --      $        --
                                                 ===========      ===========      ===========      ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH
ACTIVITIES:
  Common stock issued for services               $        --      $ 1,000,000      $ 1,000,000      $ 1,000,000
                                                 ===========      ===========      ===========      ===========

                       See Notes to Financial Statements

                             BROOKMEADE CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of October 31, 2004



NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Brookmeade Corporation (the Company) was incorporated under the laws of the State of Nevada on December 30, 1999. The Company has limited operations and in accordance with SFAS #7, the Company is considered a development stage company.

The Company's activities to date have been to formalize plans and to market and sell its land surveying, civil engineering, urban design, and urban planning services to companies and government agencies seeking to improve urban life in cities throughout the United States. The Company intends to provide civil engineering, design, land surveying, mapping, urban planning, environmental planning, drafting, and survey map production services to companies and organizations seeking to outsource these functions.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 30, 1999 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. DEVELOPMENT STAGE

The Company continues to devote substantially all of its efforts in the development of its plan to market and sell proprietary human resource database services to companies in the building, architectural, and construction industries.

                             BROOKMEADE CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of October 31, 2004


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 3. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 4. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $10,178 during the period from December 30, 1999 (inception) to October 31, 2004. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

                             BROOKMEADE CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of October 31, 2004


NOTE 5. RELATED PARTY TRANSACTION

The Company neither owns nor leases any real or personal property. A director provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities as they become available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. INCOME TAXES

                                                          As of October 31, 2004
                                                          ----------------------
     Deferred tax assets:
     Net operating tax carryforwards                              $ 1,527
     Other                                                              0
                                                                  -------
     Gross deferred tax assets                                      1,527
     Valuation allowance                                           (1,527)
                                                                  -------

     Net deferred tax assets                                      $     0
                                                                  =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. SCHEDULE OF NET OPERATING LOSSES

     1999 Net Operating Income                                    $      0
     2000 Net Operating Income                                           0
     2001 Net Operating Income                                           0
     2002 Net Operating Income                                           0
     2003 Net Operating Loss                                       (10,058)
     2004 Net Operating Loss (ten months)                             (120)
                                                                  --------

     Net Operating Loss                                           $(10,178)
                                                                  ========

As of October 31, 2004, the Company has a net operating loss carryforwards of approximately $10,178. Net operating loss carryforward expires twenty years from the date the loss was incurred.

                             BROOKMEADE CORPORATION
                          (A Development Stage Company)
                          Notes to Financial Statements
                             As of October 31, 2004


NOTE 8. STOCK TRANSACTIONS

For transactions with other than employee's stock issuance are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuance's shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliable measurable. All stock transactions have been retroactively restated to reflect a ten for one stock split.

On August 16, 2003, the Company issued 1,000,000 shares of common stock to a director for services rendered valued at $0.10 per share.

On October 31, 2003, the Company issued 50,000 shares of common stock for cash valued at $0.10 per share.

On December 31, 2003, the Company issued 30,000 shares of common stock for cash valued at $0.10 per share.

On April 30, 2004, the Company issued 60,000 shares of common stock for cash valued at $0.10 per share.

On May 24, 2004, the Company issued 60,000 shares of common stock for cash valued at $0.10 per share.

On June 15, 2004, the Company issued 100,000 shares of common stock for cash valued at $0.10 per share.

On October 29, 2004, the Company issued 150,000 shares of common stock for cash valued at $0.10 per share.

As of October 31, 2004 the Company had 1,450,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of October 31, 2004:

* Common stock, $ 0.001 par value; 50,000,000 shares authorized: 1,450,000 shares issued and outstanding.

                      Dealer Prospectus Delivery Obligation

"UNTIL _____________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                              AVAILABLE INFORMATION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Brookmeade's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Brookmeade, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $  160
     Accounting fees and expenses                                    $2,250
     Legal fees                                                      $  900
     Transfer Agent fees                                             $1,000
     Printing                                                        $  690
                                                                     ------
     Total                                                           $5,000
                                                                     ======

Brookmeade will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

On August 16, 2004, the shareholders authorized the issuance of 100,000 shares of common stock to Mr. Franck for services related to the company's business plan, the stock was valued at $0.10 per share. Mr. Franck received 900,000 shares of our common stock pursuant to a 10 for 1 forward stock split (9 new shares for each existing share) executed November 8, 2004, for a total of 1,000,000 Rule 144 shares. The company relied upon Section 4(2) of Securities Act of 1933, as amended (the "Act"). The company issued the shares in satisfaction of management services rendered to officers and directors, which does not constitute a public offering.

From the period of approximately August 2003 until October 2004, the company offered and sold 45,000 shares at $0.10 per share to 45 non-affiliated private investors. The shareholders received 405,000 shares of our common stock pursuant to a 10 for 1 forward stock split (9 new shares for each existing share) executed November 8, 2004. The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were either business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933 , all sales of an issuers' securities or by a shareholder, must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and resales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

Exhibit 3.1      Articles of Incorporation                 Included
Exhibit 3.2      Bylaws                                    Included
Exhibit 5        Opinion re: Legality                      Included
Exhibit 23.1     Consent of counsel                        Included in Exhibit 5
Exhibit 23.2     Consent of independent auditor            Included

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     i. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     iii. Include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Diego, state of California, on December 22, 2004.

                                         Brookmeade Corporation


                                            /s/ Vernon Franck
                                            ---------------------------------
                                         By Vernon Franck
                                            (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.

/s/ Vernon Franck                                              December 22, 2004
-------------------------------                                -----------------
Vernon Franck, President                                             Date
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)